FOR IMMEDIATE RELEASE

NACEL Energy Completes Environmental Assessment and Receives Permitting at Swisher County, Texas Wind Power Project

PHOENIX, AZ – Wednesday, September 23, 2009 – NACEL Energy Corporation (OTC BB: “NCEN”) (FRANKFURT: “4FC”), a wind power company in business to generate clean, renewable energy, today announced the completion of major environmental assessment work at its Swisher wind power project, located in Swisher County, Texas. In addition, the Company recently received Federal Aviation Administration (FAA) permits covering the placement of 18 wind turbines at Swisher – completing the development phase permitting for this project.

NACEL Energy’s Chief Executive Officer, Paul Turner, Ph.D., stated:

“NACEL is one of the first wind companies in America to identify the very favorable wind and transmission characteristics of Swisher County, Texas. The NACEL business model, based upon phased wind project expansion and multiple interconnection options, has enabled our Company to capitalize upon the current 20-30 megawatt wind development opportunity at Swisher, while also positioning us to benefit from future increases in transmission capacity in the region. In this regard, Swisher is a prototypical NACEL wind power generation project.”

Consistent and steady progress at the Swisher project has occurred. In November of 2008, NACEL Energy installed a 60 meter (200 ft.) NRG Systems meteorological tower which broadcasts wind measurement data back to the Company via an Iridium satellite link on the 1,573 acre Swisher land parcel acquired via two long term wind development rights agreements (see Company’s Form 8-K filed on January 22, 2009). Environmental assessment and permitting work began early in 2009, with an ALTA/ACSM survey. NACEL Energy then commissioned work for a series of necessary evaluations and other efforts including an archaeological/cultural site evaluation needed for the U.S. Army Corps of Engineers; a biological resources evaluation including wildlife habitat assessment; a storm water pollution prevention plan; a U.S. Army of Corps of Engineers jurisdictional waters evaluation and the aforementioned application for FAA turbine permits.

In addition to environmental assessment and permitting work, NACEL Energy has also completed significant pre-construction work at the Swisher wind energy project, including turbine and electrical collection engineering as part of the Company’s project interconnection plan, now before Golden Spread Electric (see Company’s Form 8-K filed on July 15, 2009).

The Company cautions that additional milestones remain to be undertaken and completed prior to project commissioning (operations) at Swisher, currently anticipated for the fourth quarter of 2010, or later depending upon future events. Such milestones include a final interconnection agreement, negotiation of a power purchase agreement and consummating turbine (debt) financing.

About NACEL Energy Corporation (OTC BB: NCEN)

NACEL Energy is one of the first publicly traded companies in America exclusively developing clean, renewable, utility scale wind power. NACEL Energy has commenced work on its new Snowflake project in Arizona in addition to Leila Lakes, Hedley Pointe, Swisher, Channing Flats and Blue Creek, all located in the Texas Panhandle. NACEL Energy currently anticipates generating 120 MW, or more, of new wind power upon their completion. In addition, the Company is currently assessing the feasibility of additional project opportunities in Kansas, Illinois and internationally, in the Dominican Republic. NACEL Energy was founded in 2006 and successfully completed its IPO in December of 2007.

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NACEL Energy
The WIND POWER COMPANYTM

Notice regarding Forward-Looking Statements

Statements in this press release relating to NACEL Energy’s plans, strategies, economic performance and trends, projections of results of specific activities, and other statements that are not descriptions or historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in NACEL Energy’s business. Forward-looking statements may be identified by words such as “should,” ”may,” “will,” “anticipate,” “expect,” “estimate,” “intend” or “continue,” or comparable words or phrases. This press release cautions that NACEL Energy must undertake and complete many steps in the development model before the generation of wind energy can commence. Among the numerous items which have to be completed in this regard include, without limitation, obtaining pertinent agreements and permits, construction of project facilities, satisfying financial requirements and other burdens. Interested persons are encouraged to read the SEC reports of NACEL Energy, particularly its Annual Report on Form 10-K for the fiscal year ended March 31, 2009, for meaningful cautionary language disclosing why actual results may vary materially from those anticipated by management.

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